                                                                    EXHIBIT 7.B.


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion, in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 333-67775) for the Providentmutual Variable Life Separate Account, of the following reports:

     1. Our report dated January 18, 2002 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

     2. Our report dated January 18, 2002 on our audits of the financial statements of the Providentmutual Variable Life Separate Account (comprising twenty-seven subaccounts) as of December 31, 2001 and for each of the three years in the period ended December 31, 2001.

     We also consent to the reference to our Firm under the caption "Experts".


/s/ PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania
April 17, 2002